KENNY C. GUINN	STATE OF NEVADA	ALLEN BIAGGI
Governor		Director

TRACY TAYLOR
State Engineer

DEPARTMENT OF CONSERVATION AND NATURAL RESOURCES

DIVISION OF WATER RESOURCES
901 S. Stewart Street, Suite 2002
Carson City. Nevada 89701
(775) 684-2800 Fax (775) 684-2811
Http://water.nv.gov

R E : 7 2 9 7 8 ,  7 3 5 4 1 ,
         73 54 2 and 7354 3

September 8, 2005

Nevada Geothermal Power Inc.	Nevada Land and Resource Company LLC
Ste#9000, 400 Granville St.	3480 GS Richards Blvd. Ste. 101
Vancouver BC, Canada V6C 1T2	Carson City, NV 89703

Dear Ladies and Gentlemen:
     Enclosed herewith you will find Permit Nos. 72978, 73541, 73542 and 73543 for the waters of an underground source.
     You are advised that if the various proofs thereunder, together with any map which may be required, are not filed in this office prior to the dates set for such filings, the permit will be subject to cancellation. For your assistance a sheet is enclosed which will advise you of the requirements to fulfill the terms of your permits.
     Please be advised that the Permittee is responsible for notifying the State Engineer's Office of any address change. Furthermore, when multiple addresses are used by the applicant or agent, the required legal notices will be sent to the latest address of record, and not to earlier addresses unless proper written notification from the applicant or agent directs otherwise.
     Also, please be advised that if this water right is sold, it is in the best interest of the new owner to file a report of conveyance notifying this office of the change in ownership to avoid future cancellation of the right.

Sincerely,
/s/ Tracy Taylor, P.E
State Engineer

TT/lt
Enclosures
Cc: John H. Milton III
Frank Miseldine
Chris Mahannah

AMENDED APPLICATION

No. 72978

APPLICATION FOR PERMIT
TO APPROPRIATE THE PUBLIC WATERS OF THE STATE OF NEVADA

Date of filing in State Engineer's Office	JUL 01 2005
Returned to applicant for correction	OCT 06 2005
Corrected application filed	DEC 05 2005
Map filed	DEC 05 2005
**********

     The applicant Nevada Geothermal Power Inc. and Nevada Land and Resource Company, LLC hereby make application for permission to appropriate the public waters of the State of Nevada, as hereinafter stated. Nevada Geothermal Power Inc. is registered in British Columbia, Canada; and Nevada Land and Resource Company, LLC is a Delaware limited liability company.

**********

1.	The source of the proposed appropriation is Underground Well WW-1

2.	The amount of water applied for is 1600 GPM or 3.565 second feet second-feet

	(a)	If stored in reservoir give number of acre-feet

3.	The water to be used for Industrial Use

4.	If use is for:

	(a)	Irrigation, state number of acres to be irrigated

	(b)	Stockwater, state number and kinds of animals to be watered

	(c)	Other use (describe fully under No. 12. "Remarks") See attached item 12 remarks

	(d)	Power:

(1) Horsepower developed

(2) Point of return of water to stream

5.	The water is to be diverted from its source at the following point within the SE¼ NW¼ of Section 1,

T.36N., R.34E., M.D.B.&M. or at a point from which the NW corner of said Section 1 bears N 58° 23' 26" E, 4554.0 feet

6.	Place of Use NE¼ NW¼ of Section 23, T.36N., R.34E., M.D.B.&M.

7.	Use will begin about January 1st and end about December 31st of each year.

8.	Description of proposed works Drilled well with pump and motor and pipeline to the place of use.

9.	Estimated cost of works Total project - $75,000,000

10.	Estimated time required to construct works 3 years

11.	Estimated time required to complete the application of water to beneficial use 5 years

72978	Page 2 of 4

12.	Remarks: See attached item 12 remarks

John H. Milton III, Agent
By /s/John H Milton III
146 West Second Street
Winnemucca, NV 89445

Compared	gkl/mt	lt/gkl
Protested

**********

APPROVAL OF STATE ENGINEER

     This is to certify that I have examined the foregoing application, and do hereby grant the same, subject to the following limitations and conditions: This permit is issued subject to existing rights. It is understood that the amount of water herein granted is only a temporary allowance and that the final water right obtained under this permit will be dependent upon the amount of water actually placed to beneficial use. It is also understood that this right must allow for a reasonable lowering of the static water level. This well shall be equipped with a two (2) inch opening for measuring depth to water. If the well is flowing, a valve must be installed and maintained to prevent waste. A totalizing meter must be installed and maintained in the discharge pipeline near the point of diversion and accurate measurements must be kept of wirer placed to beneficial use.The totalizing meter must be installed before any use of water begins, or before the Proof of Completion of Work is filed. This source is located within an area designated by the State Engineer, pursuant to NRS 534.030. The State retains the right to regulate the use of the water herein granted at any and all times.
     This permit does not extend the permitted the right of ingress and egress on public, private or corporate lands.
     The issuance of this permit does not waive the requirements that the permit holder obtain other permits from State, Federal and local agencies.
     This permit is issued under the provisions of NRS 534.120(2) as a preferred use.
     This permit is issued under the preferred use provisions of NRS Chapter 534. The manner of use of water under this permit is by nature of its activity a temporary use and any application to change the manner of use granted under this permit will be subject to additional determination and evaluation with respect to the permanent effects on existing rights and the resource within the ground water basin.
     The total combined duty of water under Permits 72978,73541, 73542 and 73543 shall not exceed 2,186 acre-feet per year.
     This project is a renewable energy generation project as defined in NRS 701.080. An annual report that documents the amount of water diverted and beneficially used under. Permits 72978, 73541, 73542 and 73543 shall be filed not later than January 31, of the year following the reporting year. A ground water monitoring plan shall be submitted for approval by the State Engineer and shall be implemented prior to development of water under these permits. The ground water monitoring plan shall be sufficient to establish the magnitude and areal extent of water level impacts that may result from pumpage under these permits. If ground water monitoring data indicate an unreasonable effect upon prior water rights to the extent those rights cannot be satisfied, diversion of water under these permits may be curtailed or mitigation measures may be required.
(Continued on Page 3)

Page 3 of 4	7 2 9 7 8

(PERMIT TERMS CONTINUED)

The amount of water to be appropriated shall be limited to the amount which can be applied to beneficial use, and not to exceed 3.019 cubic feet per second, or 2.186 acre-feet annually.

Work must be prosecuted with reasonable diligence and be completed on or before:
     September 8, 2008

Proof of completion of work shall be filed on or before:
     October 8. 2008

Water must be placed to beneficial use on or before:
     September 8. 2011

Proof of the application of water to beneficial use shall be filed on or before:
     October 8, 2011

Map in support of proof of beneficial use shall be filed on or before:
     N/A

IN TESTIMONY WHEREOF, I, TRACY TAYLOR, P.E.,
State Engineer of Nevada, have hereunto set
my hand and the seal of my office,
this 8th day of September, A.D. 2006
/s/ Tracy Taylor, P.E

Completion of work filed
Proof of beneficial use filed
Cultural map filed	n/a
Certificated No	issued

72978
P a g e 4 o f 4

Item 12 Remarks

Nevada Geothermal Power, Inc. and its affiliates (NGP) are developing a 30-megawatt geothermal power plant located 24 miles west of Winnemucca in Humboldt County, Nevada. The plant will be situated in the Desert Valley water basin (Basin 31) on the western slope of Blue Mountain and will be water-cooled to enhance its production capability during critical peak periods of electrical consumption. To optimize generation, the facilities will include a cooling tower that will require approximately 1,400-1600 GPM (see attached Power Engineers letter) of make-up water (evaporation in the cooling process) and blown-down water (replacement for saturation). The following summarizes the process and benefits of the water that will be consumed in the electrical generation process.

NGP has acquired several geothermal leases on private and federal lands to provide the geothermal resource necessary to power the plant. In each lease, NGP has reserved the rights to use the surface of the leased lands as required for project development. The intended point of diversion for plant cooling water is currently located on a private lease with Nevada Land and Resource Company (NLRC), NLRC lease terms require NGP to file jointly with them for water rights, but reserve to NGP the right to use the water in its generation process.

While the location of the plant is relatively remote, it is easily accessed via existing roads. The footprint of the plant is small and additional impact to the area will be limited. The project will add 10 to 15 permanent full-time jobs to the local economy while increasing the county property tax base and providing an additional opportunity for increased Net Proceeds Tax revenues to the state and county.

The total required for the cooling tower may be pumped from one well, or may be taken from two or more of the four wells planned. The area has wells with varied productivity and so production may be split between them or taken from one well.

No. 73541

APPLICATION FOR PERMIT
TO APPROPRIATE THE PUBLIC WATERS OF THE STATE OF NEVADA

Date of filing in State Engineer's Office	DEC 05 2005
Returned to applicant for correction
Corrected application filed
Map filed	DEC 05 2005 under 72978

**********

     The applicant Nevada Geothermal Power Inc. and Nevada Land and Resource Company, LLC hereby make application for permission to appropriate the public waters of the State of Nevada, as hereinafter stated Nevada Geothermal Power Inc. is registered in British Columbia, Canada; and Nevada Land and Resource Company, LLC is a Delaware limited liability company.

**********

I. The source of the proposed appropriation is Underground Well WW-2

2. The amount of water applied for is 1600 GPM or 3.565 second feet second-feet

(a) If stored in reservoir give number of acre-feet

3. The water to be used for Industrial Use

4.	If use is for:

	(a)	Irrigation, state number of acres to be irrigated

	(b)	Stockwater, state number and kinds of animals to be watered

	(c)	Other use (describe fully under No. 12. "Remarks") See attached item 12 remarks

	(d)	Power:

(1) Horsepower developed

(2) Point of return of water to stream

5.	The water is to be diverted from its source at the following point within the SE¼ NW¼ of Section 1, T.36N., R.34E., M.D.B.&M. or at a point from which the NE corner of said Section 1 bears N 65°27'05" E., 3601.0 feet.

6.	Place of Use NE¼ NW¼ of Section 23, T.36N., R.34E., M.D.B.&M.

7.	Use will begin about January 1st and end about December 31st of each year.

8.	Description of proposed works Drilled well with pump and motor and pipeline to the place of use.

9.	Estimated cost of works Total project - $75,000,000

10.	Estimated time required to construct works 3 years

11.	Estimated time required to complete the application of water to beneficial use 5 years

73541	Page 2 of 4

12.	Remarks: See attached item 12 remarks

John H. Milton III, Agent
By /s/John H Milton III
146 West Second Street
Winnemucca, NV 89445

Compared	Hk/sam	lt/ gkl
Protested

**********

APPROVAL OF STATE ENGINEER

     This is to certify that I have examined the foregoing application, and do hereby grant the same, subject to the following limitations and conditions: This permit is issued subject to existing rights. It is understood that the amount of water herein granted is only a temporary allowance and that the final water right obtained under this permit will be dependent upon the amount of water actually placed to beneficial use. It is also understood that this right must allow for a reasonable lowering of the static water level. This well shall be equipped with a two (2) inch opening for measuring depth to water. If the well is flowing, a valve must be installed and maintained to prevent waste. A totalizing meter must be installed and maintained in the discharge pipeline near the point of diversion and accurate measurements must be kept of wirer placed to beneficial use. The totalizing meter must be installed before any use of water begins, or before the Proof of Completion of Work is filed. This source is located within an area designated by the State Engineer, pursuant to NRS 534.030. The State retains the right to regulate the use of the water herein granted at any and all times.
     This permit does not extend the permitted the right of ingress and egress on public, private or corporate lands.
     The issuance of this permit does not waive the requirements that the permit holder obtain other permits from State, Federal and local agencies.
     This permit is issued under the provisions of NRS 534.120(2) as a preferred use.
     This permit is issued under the preferred use provisions of NRS Chapter 534. The manner of use of water under this permit is by nature of its activity a temporary use and any application to change the manner of use granted under this permit will be subject to additional determination and evaluation with respect to the permanent effects on existing rights and the resource within the ground water basin.
     The total combined duty of water under Permits 72978,73541, 73542 and 73543 shall not exceed 2,186 acre-feet per year.
     This project is a renewable energy generation project as defined in NRS 701.080. An annual report that documents the amount of water diverted and beneficially used under. Permits 72978, 73541, 73542 and 73543 shall be filed not later than January 31, of the year following the reporting year. A ground water monitoring plan shall be submitted for approval by the State Engineer and shall be implemented prior to development of water under these permits. The ground water monitoring plan shall be sufficient to establish the magnitude and areal extent of water level impacts that may result from pumpage under these permits. If ground water monitoring data indicate an unreasonable effect upon prior water rights to the extent those rights cannot be satisfied, diversion of water under these permits may be curtailed or mitigation measures may be required.

(Continued on Page 3)

Page 3 of 4	73541

(PERMIT TERMS CONTINUED)

The amount of water to be appropriated shall be limited to the amount which can be applied to beneficial use, and not to exceed 3.019 cubic feet per second, or
2.186 acre-feet annually.

Work must be prosecuted with reasonable diligence and be
completed on or before:
     September 8, 2008

Proof of completion of work shall be filed on or before:
     October 8. 2008

Water must be placed to beneficial use on or before:
     September 8. 2011

Proof of the application of water to beneficial use shall be filed on or before:
     October 8, 2011

Map in support of proof of beneficial use shall be filed on or before:

     N/A

IN TESTIMONY WHEREOF, I, TRACY TAYLOR,
P.E.,
State Engineer of Nevada, have hereunto set
my hand and the seal of my office,
this 8th day of September, A.D. 2006
/s/ Tracy Taylor, P.E

Completion of work filed
Proof of beneficial use filed
Cultural map filed	n/a
Certificated No	issued

73541

Item 12 Remarks

Nevada Geothermal Power, Inc. and its affiliates (NGP) are developing a 30-megawatt geothermal power plant located 24 miles west of Winnemucca in Humboldt County, Nevada. The plant will be situated in the Desert Valley water basin (Basin 31) on the western slope of Blue Mountain and will be water-cooled to enhance its production capability during critical peak periods of electrical consumption. To optimize generation, the facilities will include a cooling tower that will require approximately 1,400-1600 GPM (see attached Power Engineers letter) of make-up water (evaporation in the cooling process) and blown-down water (replacement for saturation). The following summarizes the process and benefits of the water that will be consumed in the electrical generation process.

NGP has acquired several geothermal leases on private and federal lands to provide the geothermal resource necessary to power the plant. In each lease, NGP has reserved the rights to use the surface of the leased lands as required for project development. The intended point of diversion for plant cooling water is currently located on a private lease with Nevada Land and Resource Company (NLRC). NLRC lease terms require NGP to file jointly with them for water rights, but reserve to NGP the right to use the water in its generation process.

While the location of the plant is relatively remote, it is easily accessed via existing roads. The footprint of the plant is small and additional impact to the area will be limited. The project will add 10 to 15 permanent full-time jobs to the local economy while increasing the county property tax base and providing an additional opportunity for increased Net Proceeds Tax revenues to the state and county.

The total required for the cooling tower may be pumped from one well, or may be taken from two or more of the four wells planned. The area has wells with varied productivity and so production may be split between them or taken from one well.

No. 73542

APPLICATION FOR PERMIT
TO APPROPRIATE THE PUBLIC WATERS OF THE STATE OF NEVADA

Date of filing in State Engineer's Office	DEC 05 2005
Returned to applicant for correction
Corrected application filed
Map filed	DEC 05 2005 under 72978

**********

     The applicant Nevada Geothermal Power Inc. and Nevada Land and Resource Company, LLC hereby make application for permission to appropriate the public waters of the State of Nevada, as hereinafter stated. Nevada Geothermal Power Inc. is registered in British Columbia, Canada; and Nevada Land and Resource Company, LLC is a Delaware limited liability company.

**********

1.	The source of the proposed appropriation is Underground Well WW-3

2.	The amount of water applied for is 1600 GPM or 3.565 second feet second-feet (a) If stored in reservoir give number of acre-feet

3.	The water to be used for Industrial Use

4.	If use is for:

	(a)	irrigation, state number of acres to be irrigated

	(b)	Stockwater, state number and kinds of animals to be watered

	(c)	Other use (describe fully under No. 12. "Remarks") See attached item 12 remarks

	(d)	Power:

(1) Horsepower developed

(2) Point of return of water to stream

5.	The water is to be diverted from its source at the following point within Lot 2 of Section 1, T.36N., R.34E., M.D.B.&M., or at a point from which the NE corner of said Section 1 bears N 73°26'17” E, 2984.0 feet.

6.	Place of Use NE¼ NW¼ of Section 23, T.36N., R.34E., M.D.B.&M.

7.	Use will being about January 1st and end about December 31st of each year.

8.	Description of proposed works Drilled well with pump and motor and pipeline to the place of use.

9.	Estimated cost of works Total project $75,000,000

10.	Estimated time required to construct works 3 years

11.	Estimated time required to complete the application of water to beneficial use 5 years

73542	Page 2 of 4

12.	Remarks: See attached item 12 remarks

John H. Milton III, Agent
By /s/John H Milton III
146 West Second Street
Winnemucca, NV 89445

Compared	Hk/sam	lt/ gkl
Protested

*********

APPROVAL OF STATE ENGINEER

     This is to certify that I have examined the foregoing application, and do hereby grant the same, subject to the following limitations and conditions: This permit is issued subject to existing rights. It is understood that the amount of water herein granted is only a temporary allowance and that the final water right obtained under this permit will be dependent upon the amount of water actually placed to beneficial use. It is also understood that this right must allow for a reasonable lowering of the static water level. This well shall be equipped with a two (2) inch opening for measuring depth to water. If the well is flowing, a valve must be installed and maintained to prevent waste. A totalizing meter must be installed and maintained in the discharge pipeline near the point of diversion and accurate measurements must be kept of wirer placed to beneficial use. The totalizing meter must be installed before any use of water begins, or before the Proof of Completion of Work is filed. This source is located within an area designated by the State Engineer, pursuant to NRS 534.030. The State retains the right to regulate the use of the water herein granted at any and all times.
     This permit does not extend the permitted the right of ingress and egress on public, private or corporate lands.
     The issuance of this permit does not waive the requirements that the permit holder obtain other permits from State, Federal and local agencies.
     This permit is issued under the provisions of NRS 534.120(2) as a preferred use.
     This permit is issued under the preferred use provisions of NRS Chapter 534. The manner of use of water under this permit is by nature of its activity a temporary use and any application to change the manner of use granted under this permit will be subject to additional determination and evaluation with respect to the permanent effects on existing rights and the resource within the ground water basin.
     The total combined duty of water under Permits 72978,73541, 73542 and 73543 shall not exceed 2,186 acre-feet per year.
     This project is a renewable energy generation project as defined in NRS 701.080. An annual report that documents the amount of water diverted and beneficially used under. Permits 72978, 73541, 73542 and 73543 shall be filed not later than January 31, of the year following the reporting year. A ground water monitoring plan shall be submitted for approval by the State Engineer and shall be implemented prior to development of water under these permits. The ground water monitoring plan shall be sufficient to establish the magnitude and areal extent of water level impacts that may result from pumpage under these permits. If ground water monitoring data indicate an unreasonable effect upon prior water rights to the extent those rights cannot be satisfied, diversion of water under these permits may be curtailed or mitigation measures may be required.
(Continued on Page 3)

Page 3 of 4	73542

(PERMIT TERMS CONTINUED)

The amount of water to be appropriated shall be limited to the amount which can be applied to beneficial use, and not to exceed 3.019 cubic feet per second, or
2.186 acre-feet annually.

Work must be prosecuted with reasonable diligence and be
completed on or before:
     September 8, 2008

Proof of completion of work shall be filed on or before:
     October 8. 2008

Water must be placed to beneficial use on or before:
     September 8. 2011

Proof of the application of water to beneficial use shall be filed on or before:
     October 8, 2011

Map in support of proof of beneficial use shall be filed on or before:

     N/A

IN TESTIMONY WHEREOF, I, TRACY TAYLOR,
P.E.,
State Engineer of Nevada, have hereunto set
my hand and the seal of my office,
this 8th day of September , A.D. 2006
/s/ Tracy Taylor, P.E

Completion of work filed
Proof of beneficial use filed
Cultural map filed	n/a
Certificated No	issued

73542

Item 12 Remarks

Nevada Geothermal Power, Inc. and its affiliates (NGP) are developing a 30-megawatt geothermal power plant located 24 miles west of Winnemucca in Humboldt County, Nevada. The plant will be situated in the Desert Valley water basin (Basin 31) on the western slope of Blue Mountain and will be water-cooled to enhance its production capability during critical peak periods of electrical consumption. To optimize generation, the facilities will include a cooling tower that will require approximately 1,400-1600 GPM (see attached Power Engineers letter) of make-up water (evaporation in the cooling process) and blown-down water (replacement for saturation). The following summarizes the process and benefits of the water that will be consumed in the electrical generation process.

NGP has acquired several geothermal leases on private and federal lands to provide the geothermal resource necessary to power the plant. In each lease, NGP has reserved the rights to use the surface of the leased lands as required for project development. The intended point of diversion for plant cooling water is currently located on a private lease with Nevada Land and Resource Company (NLRC). NLRC lease terms require NGP to file jointly with them for water rights, but reserve to NGP the right to use the water in its generation process.

While the location of the plant is relatively remote, it is easily accessed via existing roads. The footprint of the plant is small and additional impact to the area will be limited. The project will add 10 to 15 permanent full-time jobs to the local economy while increasing the county property tax base and providing an additional opportunity for increased Net Proceeds Tax revenues to the state and county.

The total required for the cooling tower may be pumped from one well, or may be taken from two or more of the four wells planned. The area has wells with varied productivity and so production may be split between them or taken from one well.

NO. 73543

APPLICATION FOR PERMIT TO APPROPRIATE THE PUBLIC
WATERS OF THE STATE OF NEVADA

Date of filing in State Engineer's Office	DEC 05 2005
Returned to applicant for correction
Corrected application filed
Map filed	DEC 05 2005 under 72978

**********

1.	The source of the proposed appropriation is Underground Well WW-4

2.	The amount of water applied for is 1600 GPM or 3.565 second feet second-feet (a) If stored in reservoir give number of acre-feet

3.	The water to be used for Industrial Use

4.	If use is for:

(a) irrigation, state number of acres to be irrigated

(b) Stockwater, state number and kinds of animals to be watered

(c) Other use (describe fully under No. 12. "Remarks") See attached item 12 remarks

(d) Power:

(I) Horsepower developed

(2) Point of return of water to stream

5.	The water is to be diverted from its source at the following point within Lot 2 of Section 1, T.36N., R.34E., M.D.B.&M., or at a point from which the NE corner of said Section 1 bears N 73°26'17” E, 2984.0 feet.

6.	Place of Use NE¼ NW¼ of Section 23, T.36N., R.34E., M.D.B.&M.

7.	Use will being about January 1st and end about December 31st of each year.

8.	Description of proposed works Drilled well with pump and motor and pipeline to the place of use.

9.	Estimated cost of works Total project - $75,000,000

10.	Estimated time required to construct works 3 years

11.	Estimated time required to complete the application of water to beneficial use 5 years

12.	Remarks: See attached item 12 remarks

73543	Page 2 of 4

John H. Milton III, Agent
By /s/John H Milton III
146 West Second Street
Winnemucca, NV 89445

Compared	Sc/gkl	lt/ gkl
Protested

**********

APPROVAL OF STATE ENGINEER

     This is to certify that I have examined the foregoing application, and do hereby grant the same, subject to the following limitations and conditions: This permit is issued subject to existing rights. It is understood that the amount of water herein granted is only a temporary allowance and that the final water right obtained under this permit will be dependent upon the amount of water actually placed to beneficial use. It is also understood that this right must allow for a reasonable lowering of the static water level. This well shall be equipped with a two (2) inch opening for measuring depth to water. If the well is flowing, a valve must be installed and maintained to prevent waste. A totalizing meter must be installed and maintained in the discharge pipeline near the point of diversion and accurate measurements must be kept of wirer placed to beneficial use. The totalizing meter must be installed before any use of water begins, or before the Proof of Completion of Work is filed. This source is located within an area designated by the State Engineer, pursuant to NRS 534.030. The State retains the right to regulate the use of the water herein granted at any and all times.
     This permit does not extend the permitted the right of ingress and egress on public, private or corporate lands.
     The issuance of this permit does not waive the requirements that the permit holder obtain other permits from State, Federal and local agencies.
     This permit is issued under the provisions of NRS 534.120(2) as a preferred use. This permit is issued under the preferred use provisions of NRS Chapter 534. The manner of use of water under this permit is by nature of its activity a temporary use and any application to change the manner of use granted under this permit will be subject to additional determination and evaluation with respect to the permanent effects on existing rights and the resource within the ground water basin.
     The total combined duty of water under Permits 72978,73541, 73542 and 73543 shall not exceed 2,186 acre-feet per year.
     This project is a renewable energy generation project as defined in NRS 701.080. An annual report that documents the amount of water diverted and beneficially used under. Permits 72978, 73541, 73542 and 73543 shall be filed not later than January 31, of the year following the reporting year. A ground water monitoring plan shall be submitted for approval by the State Engineer and shall be implemented prior to development of water under these permits. The ground water monitoring plan shall be sufficient to establish the magnitude and areal extent of water level impacts that may result from pumpage under these permits. If ground water monitoring data indicate an unreasonable effect upon prior water rights to the extent those rights cannot be satisfied, diversion of water under these permits may be curtailed or mitigation measures may be required.
(Continued on Page 3))

Page 3 of 4	73543

(PERMIT TERMS CONTINUED)

The amount of water to be appropriated shall be limited to the amount which can be applied to beneficial use, and not to exceed 3.019 cubic feet per second,
or
2.186 acre-feet annually.

Work must be prosecuted with reasonable diligence and be completed on or before:
     September 8, 2008

Proof of completion of work shall be filed on or before:
     October 8. 2008

Water must be placed to beneficial use on or before:
     September 8. 2011

Proof of the application of water to beneficial use shall be filed on or before:
     October 8, 2011

Map in support of proof of beneficial use shall be filed on or before:

      N/A

IN TESTIMONY WHEREOF, I, TRACY TAYLOR, P.E.,
State Engineer of Nevada, have hereunto set
my hand and the seal of my office,
this 8th day of September , A.D. 2006

Completion of work filed
Proof of beneficial use filed
Cultural map filed	n/a
Certificated No	issued

     73543

Item 12 Remarks

Nevada Geothermal Power, Inc. and its affiliates (NGP) are developing a 30-megawatt geothermal power plant located 24 miles west of Winnemucca in Humboldt County, Nevada. The plant will be situated in the Desert Valley water basin (Basin 31) on the western slope of Blue Mountain and will be water-cooled to enhance its production capability during critical peak periods of electrical consumption. To optimize generation, the facilities will include a cooling tower that will require approximately 1,400-1600 GPM (see attached Power Engineers letter) of makeup water (evaporation in the cooling process) and blown-down water (replacement for saturation). The following summarizes the process and benefits of the water that will be consumed in the electrical generation process.

NGP has acquired several geothermal leases on private and federal lands to provide the geothermal resource necessary to power the plant. In each lease, NGP has reserved the rights to use the surface of the leased lands as required for project development. The intended point of diversion for plant cooling water is currently located on a private lease with Nevada Land and Resource Company (NLRC). NLRC lease terms require NGP to file jointly with them for water rights, but reserve to NGP the right to use the water in its generation process.

While the location of the plant is relatively remote, it is easily accessed via existing roads. The footprint of the plant is small and additional impact to the area will be limited. The project will add 10 to 15 permanent full-time jobs to the local economy while increasing the county property tax base and providing an additional opportunity for increased Net Proceeds Tax revenues to the state and county.

The total required for the cooling tower may be pumped from one well, or may be taken from two or more of the four wells planned. The area has wells with varied productivity and so production may be split between them or taken from one well.